Exhibit 10.23.4

EXECUTION VERSION

AMENDMENT NO. 4 TO CREDIT AGREEMENT

This Amendment No. 4 to Credit Agreement (this “Amendment”) is entered into as of November 26, 2008 by and among SEI Investments Company, a Pennsylvania corporation (the “Borrower”) and the financial institutions signatory hereto.

RECITALS

A. The Borrower, JPMorgan Chase Bank, N.A., individually and as administrative agent (the “Administrative Agent”), and the financial institutions party thereto (the “Lenders”) have entered into that certain Credit Agreement dated as of July 25, 2007 (as previously amended, the “Credit Agreement”). Unless otherwise specified herein each capitalized term used in this Amendment shall have the meaning ascribed to it by the Credit Agreement.

B. The Borrower and the undersigned Lenders wish to amend the Credit Agreement and waive certain of its provisions on the terms and conditions set forth below.

C. SEI Liquid Asset Trust Prime Obligation Fund (the “Fund”) is an Affiliate of the Borrower and an investment company registered with the Securities and Exchange Commission in accordance with the Investment Company Act of 1940. The Borrower through a Subsidiary is the investment advisor of the Fund.

D. In furtherance of its business interests, the Borrower wishes to enter into an Amended and Restated Capital Support Agreement with the Fund in substantially the form previously delivered to the Administrative Agent and the Lenders (the “CSA”), pursuant to which CSA (as modified from time to time by amendments having the effect of increasing the Borrower’s capital support obligations thereunder but not otherwise amending such CSA in a manner which, but for this Amendment, would result in a Default under the Credit Agreement) the Borrower would be obligated, on the terms and conditions thereof, to make “Capital Contributions” to the Fund in maximum amounts in no event to exceed $72,598,000 in the aggregate (the “Maximum Contribution Amount”), for which it would not receive shares or other consideration from the Fund. The transactions described in the preceding sentence, including the performance by the Borrower of its obligations under the CSA (as amended from time to time in the manner described above), are referred to as the “Transactions”.

Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1. Amendments to Credit Agreement. Upon the “Effective Date” (as defined below), the Credit Agreement shall be amended as follows:

(a) Section 6.21 shall be amended and restated in its entirety as follows:

“6.21 Financial Covenant; Leverage Ratio. The Borrower will cause the Leverage Ratio to be (i) at all times prior to and including September 30, 2009, not more than 2.25 to 1.0, (ii) at all times from October 1, 2009 through and including December 31, 2009, not more than 2.00 to 1.0 and (iii) at all times thereafter, not more than 1.75 to 1.0.”

(b) Clause (vi) of Section 6.14 shall be re-designated as clause (viii), and new clauses (vi) and (vii) shall be added to Section 6.14 as follows:

“(vi) Investments in securities issued by the Government National Mortgage Association, which Investments (valued at par) shall not at any time exceed $100,000,000 in the aggregate.

(vii) Investments consisting of purchases by the Borrower of structured investment vehicles held as of November 26, 2008 by SEI Daily Income Trust Prime Obligation Fund and SEI Liquid Asset Trust Prime Obligation Fund, which Investments (valued at par) shall not at any time exceed $346,000,000 in the aggregate.”

(c) The Pricing Schedule to the Credit Agreement shall be amended and restated in its entirety by the Pricing Schedule attached hereto.

2. Consent and Waiver. The Lenders hereby (a) waive any breach of Section 6.11 (Indebtedness), 6.14 (Investments and Acquisitions), 6.16 (Affiliates) or 6.18 (Contingent Obligations) of the Credit Agreement arising solely out of the Transactions, (b) agree that no Contingent Obligations or Investments arising solely out of the Transactions shall be included in any computation under Section 6.11(x) or 6.14(viii) of the Credit Agreement (provided, however, that in no event shall the sum of (i) the Maximum Contribution Amount and (ii) the maximum potential capital contribution obligations of the Borrower under an Amended and Restated Capital Support Agreement entered into with SEI Daily Income Trust Prime Obligation Fund pursuant to Amendment No. 3 to the Credit Agreement (the “Other Obligations”) exceed $345,148,000) and (c) waive any Default or Event of Default that would not have occurred had Recital D of Amendment No. 1 to the Credit Agreement referred to an amount of capital support obligations of up to $178,000,000 instead of an amount of such obligations of up to $150,000,000.

3. Agreement. For the avoidance of doubt, the Lenders and the Borrower agree and confirm that both (a) the entire Maximum Contribution Amount and (b) the amount of the Other Obligations, in each case from time to time in effect, shall constitute Consolidated Indebtedness under the Credit Agreement and shall be included in Consolidated Indebtedness for purposes of calculating the Borrower’s Leverage Ratio pursuant to Section 6.21 of the Credit Agreement.

4. Representations and Warranties of the Borrower. The Borrower represents and warrants that:

(a) The Borrower has the power and authority and legal right to execute and deliver this Amendment and to perform its obligations hereunder. The execution and delivery by the Borrower of this Amendment and the performance of its obligations hereunder have been duly authorized by proper corporate proceedings, and this Amendment is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally;

(b) Each of the representations and warranties contained in the Credit Agreement (treating this Amendment as a Loan Document) is true and correct in all material respects on and as of the date hereof as if made on the date hereof except to the extent such representation or warranty is stated to relate solely to an earlier date in which case such representation or warranty shall have been true and correct in all material respects as of such earlier date; and

(c) After giving effect to this Amendment, no Default or Unmatured Default has occurred and is continuing.

5. Effective Date. This Amendment shall become effective upon the date (the “Effective Date”) of:

(a) the execution and delivery hereof by the Borrower and the Required Lenders (without respect to whether this Amendment has been executed and delivered by all the Lenders);

(b) the Borrower shall have paid to the Administrative Agent for the benefit of each Lender executing this Amendment a fee equal to 0.75% of each such Lender’s Commitment; and

(c) the execution and delivery by the Guarantors of an Affirmation of Guaranty in the form of Exhibit A hereto.

6. Reference to and Effect Upon the Credit Agreement.

(a) Except as specifically amended or waived above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

7. Costs and Expenses. The Borrower hereby affirms its obligation under Section 9.6 of the Credit Agreement to reimburse the Administrative Agent for all out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery and distribution of this Amendment, including but not limited to the fees, charges and disbursements of attorneys for the Administrative Agent with respect thereto.

8. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York.

9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

10. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

SEI INVESTMENTS COMPANY, as Borrower

By:	/s/ Dennis McGonigle
Name:	Dennis McGonigle
Title:	CFO

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Karin E. Samuel
Name:	Karin E. Samuel
Title:	Director

BANK OF AMERICA, N.A.

By:	/s/ Philip P. Whewell
Name:	Philip P. Whewell
Title:	Assistant Vice President

MANUFACTURERS AND TRADERS TRUST COMPANY

By:	/s/ Brian J. Sohocki
Name:	Brian J. Sohocki
Title:	Vice President

PNC Bank, National Association

By:	/s/ Meredith Jermann
Name:	Meredith Jermann
Title:	Vice President

Citizens Bank of Pennsylvania

By:	/s/ Dale R. Carr
Name:	Dale R. Carr
Title:	Senior Vice President

The Bank of New York Mellon

By:	/s/ Jean Earley
Name:	Jean Earley
Title:	Vice President

WellsFargo Bank, N.A.

By:	/s/ Robert P. Fialkowski
Name:	Robert P. Fialkowski
Title:	Senior Vice President

Bank Hapoalim B.M.

By:	/s/ James P. Surless
Name:	James P. Surless
Title:	Vice President

By:	/s/ Frederic S. Becker
Name:	Frederic S. Becker
Title:	Senior Vice President

Signature Page to Amendment No.

4 to Credit Agreement

EXHIBIT A

REAFFIRMATION OF GUARANTY

Each of the undersigned acknowledges receipt of a copy of Amendment No. 4 to Credit Agreement (the “Amendment”) dated as of November 26, 2008, consents to such Amendment and each of the transactions referenced therein and hereby reaffirms its obligations under the Guaranty dated as of July 25, 2007 in favor of JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders (as defined in the Amendment).

Dated as of November 26, 2008

SEI INVESTMENTS MANAGEMENT CORPORATION, a Delaware corporation and successor by merger to SEI Investments Management Corporation II

By:	/s/ Kathy Heilig
Name:	Kathy Heilig
Title:	Controller

SEI GLOBAL SERVICES, INC., a Delaware corporation

By:	/s/ Kathy Heilig
Name:	Kathy Heilig
Title:	Controller

SEI FUNDS, INC., a Delaware corporation

By:	/s/ Kathy Heilig
Name:	Kathy Heilig
Title:	Controller

PRICING SCHEDULE

APPLICABLE MARGIN	LEVEL I STATUS	LEVEL II STATUS	LEVEL III STATUS	LEVEL IV STATUS	LEVEL V STATUS
Eurocurrency Rate	0.450%	0.500%	0.625%	0.750%	1.250%
ABR	0%	0%	0%	0%	0%

APPLICABLE FEE RATE	LEVEL I STATUS	LEVEL II STATUS	LEVEL III STATUS	LEVEL IV STATUS	LEVEL V STATUS
Commitment Fee	0.090%	0.100%	0.125%	0.150%	0.200%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Financials” means the annual or quarterly financial statements of the Borrower delivered pursuant to the Credit Agreement.

“Level I Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is less than or equal to 0.50 to 1.00.

“Level II Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status and (ii) the Leverage Ratio is less than or equal to 0.75 to 1.00.

“Level III Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Leverage Ratio is less than or equal to 1.00 to 1.00.

“Level IV Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Leverage Ratio is less than or equal to 1.50 to 1.00.

“Level V Status” exists at any date if the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.

“Status” means Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

The Applicable Margins and Applicable Fee Rates shall be determined in accordance with the foregoing table based on the Borrower’s Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margins or Applicable Fee Rates shall be effective five Business Days after the Administrative Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Administrative Agent at the time required pursuant to the Credit Agreement, then the Applicable Margins and Applicable Fee Rates shall be the highest Applicable Margins and Applicable Fee Rates set forth in the foregoing table until five days after such Financials are so delivered. Until further adjusted as provided above, Level I Status shall be deemed to exist.